Dentsply Sirona Reports Fourth Quarter and Full Year 2022 Results, Provides Full Year 2023 Outlook

•FY22 net sales decreased (7.3%) to $3,922 million, organic sales decreased (0.5%)
•FY22 GAAP EPS of ($4.41), adjusted EPS of $2.09
•Q4 net sales decreased (10.9%) to $983 million, organic sales decreased (2.6%)
•Q4 GAAP EPS of ($0.07), adjusted EPS of $0.46
•FY23 outlook: net sales of $3.85 - $3.95 billion, organic sales down (1%) to up 2%, adj. EPS range of $1.80 to $2.00

Charlotte, N.C., February 28, 2023 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) today announced its financial results for the fourth quarter and full year 2022.

Full year 2022 net sales of $3,922 million decreased (7.3%), compared to $4,231 million for the full year of 2021. Net loss was ($950) million, or ($4.41) per diluted share, compared to income of $411 million, or $1.87 per diluted share for the full year of 2021. Full year 2022 net loss includes a non-cash charges for the impairment of goodwill and intangible assets of $1.1 billion net of tax, which were recorded in the second half of 2022. These charges impacted earnings per diluted share by $5.10. Adjusted earnings per diluted share decreased to $2.09 compared to $2.82 in 2021. Excluding the impact of foreign currency translation, adjusted earnings per share was $2.44. Adjusted EBITDA for the full year of 2022 was $761 million, compared to $978 million in 2021. A reconciliation of Non-GAAP measures (including organic sales, adjusted operating income and margin, adjusted EPS, adjusted EBITDA, and adjusted free cash flow conversion) to GAAP measures is provided below.

Fourth quarter 2022 net sales of $983 million decreased (10.9%), compared to $1,103 million in the fourth quarter of 2021. Net loss was ($15) million, or ($0.07) per diluted share, compared to net income of $119 million, or $0.54 per diluted share in the fourth quarter of 2021. Adjusted earnings per diluted share decreased to $0.46 compared to $0.83 in the fourth quarter of 2021.

“2022 was a challenging year due to both internal and external factors. Despite these challenges, we were pleased to deliver fourth quarter financial results that exceeded the high end of our prior sales and EPS outlook ranges. This represents an important milestone as the Company works to improve performance and rebuild investor and employee confidence,” said Simon Campion, Chief Executive Officer. “As we enter a new year, we are intently focused on the changes we are making to our organization, operating model, and cadence, highlighted by the plan we recently announced. Dentsply Sirona is well-positioned in an attractive industry, and we are confident that the combination of industry trends, our robust portfolio, and the actions we are taking now will produce significant long-term value for our stakeholders."

Q4 22 and FY 22 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q4 22	Q4 21	YoY	FY 22	FY 21	YoY
Net Sales	983	1,103	(10.9%)	3,922	4,231	(7.3%)
Operating Income/(Loss)	65	172	(62.0%)	(937)	608	NM
Operating Income/(Loss) %	6.6%	15.6%		(23.9%)	14.4%
Diluted Earnings/(Loss) Per Share	(0.07)	0.54	NM	(4.41)	1.87	NM
NM - not meaningful
Percentages are based on actual values and may not recalculate due to rounding.

Q4 22 and FY 22 Summary Results (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q4 22	Q4 21	YoY	FY 22	FY 21	YoY
Net Sales	983	1,103	(10.9%)	3,922	4,231	(7.3%)
Organic Sales Growth %			(2.6%)			(0.5%)
Adj. Operating income	154	235	(34.4%)	657	858	(23.4%)
Adj. Operating income %	15.7%	21.3%		16.8%	20.3%
Adj. EPS	0.46	0.83	(44.4%)	2.09	2.82	(25.7%)
[1] Organic sales growth, adjusted operating income, and adjusted EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.
Percentages are based on actual values and may not recalculate due to rounding.

Segment Results

Technologies & Equipment
Full year 2022 net sales were $2,318 million, down (7.4%) versus prior year. Foreign currency negatively impacted sales by (7.9%), acquisitions increased sales by 0.1%, while organic sales increased by 0.4% as compared to prior year.

Fourth quarter 2022 net sales were $602 million, down (11.6%) versus prior year. Foreign currency negatively impacted sales by (9.4%), while organic sales decreased by (2.2%) as compared to prior year. The decrease in organic sales was primarily driven by softer implants volume, particularly in China, partially offset by strong aligners growth.

Consumables
Full year 2022 net sales were $1,604 million, down (7.1%) versus prior year. Foreign currency negatively impacted sales by (5.2%), divestitures and discontinued products negatively impacted sales by (0.2%), while organic sales decreased by (1.7%) as compared to prior year.

Fourth quarter 2022 net sales were $381 million, down (9.9%) versus prior year. Foreign currency negatively impacted sales by (6.5%), while organic sales decreased by (3.4%) as compared to prior year. The decrease in organic sales was primarily driven by COVID lockdowns in China, partially offset by pricing and contributions from new products.

Cash Flow and Liquidity

Operating cash flow in the fourth quarter of 2022 was $142 million, as compared to $222 million in the prior year. Adjusted free cash flow conversion in the quarter was 110%, up from 100% conversion in the prior year fourth quarter. Full year 2022 operating cash flow was $517 million, as compared to $657 million in the prior year. In the fourth quarter, the Company paid $26 million in dividends resulting in a total of $254 million returned to shareholders in 2022. As of December 31, 2022, the Company had $365 million of cash and cash equivalents on its balance sheet.

2023 Outlook

Going forward, the Company will use adjusted EBITDA margin as its primary profitability metric. Management believes that EBITDA margin is a useful profitability metric because it provides an objective measure of operational performance and excludes certain non-cash charges. The outlook for full year 2023 includes net sales in the range of $3.85 billion to $3.95 billion, down (1%) to up 2% on an organic basis. The outlook assumes foreign currency will be a (100) bps headwind to net sales on a full year basis. Adjusted EBITDA margin is expected to be greater than 18% with adjusted EPS in the range of $1.80 to $2.00.

The Company expects first quarter 2023 organic sales growth of approximately 1% and adjusted EBITDA margin to be greater than 15%.

Further 2023 outlook assumptions are included in the Q4 2022 Earnings Presentation posted on the Investors section of the Dentsply Sirona website at https://investor.dentsplysirona.com. The Company does not provide forward-looking estimates on a GAAP basis as certain information is not available and cannot be reasonably estimated.

Recent Announcements & Additional Highlights

•New Executive Team Member - On February 27, 2023, Dentsply Sirona announced that Richard Rosenzweig has been appointed Senior Vice President, Corporate Development, General Counsel and Secretary. With a 25-year history advising global health care companies, Mr. Rosenzweig joins most recently from AngioDynamics where he led the legal department, including compliance, and served as Secretary to the Board as Senior Vice President, General Counsel & Secretary.

•Quarterly Cash Dividend Increased - On February 21, 2023, Dentsply Sirona's Board of Directors approved a 12% increase in the Company's quarterly dividend rate, from the previous rate of $0.125 per share of common stock to $0.14 per share. The dividend is payable on April 14, 2023 to holders of record as of March 31, 2023. This represents the third consecutive annual double-digit increase, highlighting the Company’s commitment to return cash to shareholders.

•Restructuring Plan - On February 16, 2023, Dentsply Sirona announced that its Board of Directors has approved an organizational restructuring plan intended to improve operational performance and drive shareholder value creation. The restructuring plan anticipates a reduction in the Company’s global workforce of approximately 8% to 10%. The proposed changes are subject to co-determination processes with employee representative groups in countries where required.

•Dentsply Sirona to attend IDS 2023 - Dentsply Sirona will participate in the 40th International Dental Show (IDS) in Cologne, Germany, which takes place from March 14-18, 2023. The company plans to present interactive events, feature digital experiences, and host live demonstrations at its exhibition space. Held every two years, IDS is the leading trade fair for the dental industry.

•DS World Dubai - In early February 2023, the first-ever DS World Dubai took place with more than 800 registered attendees from 47 countries. DS World Dubai was the fourth DS World event completed in the last six months, emphasizing Dentsply Sirona’s commitment to clinical education, innovation, and the power of collaboration; more than 7,000 dental professionals have engaged through these four events.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on February 28, 2023 at 8:30 am ET. A live webcast of the investor conference call and a presentation related to the call will be available on the Investors section of the Company’s website at https://investor.dentsplysirona.com.

For those planning to participate on the call, please register at https://register.vevent.com/register/BI56c586b6b5714a6ab9bdab080355052e. A webcast replay of the conference call will be available on the Investors section of the Company’s website following the call.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Andrea Daley
Vice President, Investor Relations
+1-704-805-1293
InvestorRelations@dentsplysirona.com

Press:
Marion Par-Weixlberger
Vice President, Public Relations & Corporate Communications
+43 676 848414588
marion.par-weixlberger@dentsplysirona.com

Forward-Looking Statements and Associated Risks

This Press Release contains statements that do not directly and exclusively relate to historical facts which constitute forward-looking statements, including, statements and projections concerning, among other things, the expected timing, benefits and costs associated with the Company’s restructuring plan described in this Press Release. The Company’s forward-looking statements represent current expectations and beliefs and involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements and no assurance can be given that the results described in such forward-looking statements will be achieved. Investors are cautioned not to place undue reliance on such forward-looking statements which speak only as of the date they are made. The forward-looking statements are subject to numerous assumptions, risks and uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following: the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors; the Company’s failure to realize assumptions and projections which may result in the need to record additional impairment charges; the effect of changes to the Company’s distribution channels for its products and the failure of significant distributors of the Company to effectively manage their inventories; the Company’s ability to control costs and failure to realize expected benefits of cost reduction and restructuring efforts and the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the COVID-19 pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company’s most recent Form 10-K, including any amendments thereto, and any updating information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. The Company notes these factors for investors as permitted under the Private Securities Litigation Reform Act of 1995. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either the foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts and percentages)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021

Net sales	$983	$1,103	$3,922	$4,231
Cost of products sold	466	499	1,795	1,884

Gross profit	517	604	2,127	2,347

Selling, general, and administrative expenses	402	377	1,589	1,551
Research and development expenses	43	49	174	171
Goodwill impairment	—	—	1,187	—
Intangible asset impairment and other costs	7	6	114	17

Operating (loss) income	65	172	(937)	608

Other income and expenses:
Interest expense, net	19	12	60	55
Other expense (income), net	38	4	58	8

(Loss) income before income taxes	8	156	(1,055)	545
(Benefit) provision for income taxes	23	37	(105)	134

Net (loss) income	(15)	119	(950)	411

Less: Net income (loss) attributable to noncontrolling interests	—	—	—	—

Net (loss) income attributable to Dentsply Sirona	$(15)	$119	$(950)	$411

Net (loss) income per common share attributable to Dentsply Sirona:
Basic	$(0.07)	$0.55	$(4.41)	$1.88
Diluted	$(0.07)	$0.54	$(4.41)	$1.87

Weighted average common shares outstanding:
Basic	215.1	218.0	215.5	218.4
Diluted	215.1	219.2	215.5	220.2

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(unaudited)

	December 31, 2022	December 31, 2021

Assets
Current Assets:
Cash and cash equivalents	$365	$339
Accounts and notes receivable-trade, net	632	750
Inventories, net	627	515
Prepaid expenses and other current assets	269	248
Total Current Assets	1,893	1,852

Property, plant and equipment, net	761	773
Operating lease right-of-use assets, net	200	198
Identifiable intangible assets, net	1,903	2,319
Goodwill, net	2,688	3,976
Other noncurrent assets	198	121
Total Assets	$7,643	$9,239

Liabilities and Equity
Current Liabilities:
Accounts payable	$279	$262
Accrued liabilities	727	760
Income taxes payable	46	57
Notes payable and current portion of long-term debt	118	182
Total Current Liabilities	1,170	1,261

Long-term debt	1,826	1,913
Operating lease liabilities	149	149
Deferred income taxes	287	391
Other noncurrent liabilities	399	528
Total Liabilities	3,831	4,242

Total Equity	3,812	4,997

Total Liabilities and Equity	$7,643	$9,239

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:

Net (loss) income	$(950)	$411

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	119	124
Amortization of intangible assets	209	222
Goodwill impairment	1,187	—
Indefinite-lived intangible asset impairment	100	—
Deferred income taxes	(228)	(25)
Stock based compensation expense	59	48
Equity in earnings from unconsolidated affiliates	36	10
Other non-cash (income) expense	60	24
Loss (gain) on sale or disposal of non-strategic businesses and product lines	3	(14)
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	85	(117)
Inventories, net	(141)	(64)
Prepaid expenses and other current assets, net	(33)	(32)
Other noncurrent assets	1	(10)
Accounts payable	30	(49)
Accrued liabilities	(6)	100
Income taxes	(15)	17
Other noncurrent liabilities	1	12

Net cash provided by operating activities	$517	$657

Cash flows from investing activities:

Cash paid for acquisitions of businesses and equity investments, net of cash acquired	—	(248)
Cash received on sale of non-strategic businesses or product lines	—	28
Capital expenditures	(149)	(142)
Cash received on derivative contracts	13	2
Other investing activities, net	(2)	2

Net cash used in investing activities	$(138)	$(358)

Cash flows from financing activities:

Proceeds from long-term borrowings, net of deferred financing costs	6	16
Repayments on long-term borrowings	(2)	(297)
Net borrowings (repayments) on short-term borrowings	(64)	179
Proceeds from exercised stock options	6	51
Cash paid for treasury stock	(150)	(200)
Cash dividends paid	(104)	(92)
Other financing activities, net	(21)	(36)

Net cash (used in) provided by financing activities	$(329)	$(379)

Effect of exchange rate changes on cash and cash equivalents	(24)	(19)

Net increase (decrease) in cash and cash equivalents	26	(99)

Cash and cash equivalents at beginning of period	339	438

Cash and cash equivalents at end of period	$365	$339

Supplemental disclosures of cash flow information:
Interest paid, net of amounts capitalized	$70	$64
Income taxes paid, net of refunds	122	148
Non-cash investing activities:
Change in accounts payable related to capital expenditures	$(6)	$19

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.

Management believes that these Non-GAAP measures are helpful as they provide another measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales

The Company defines "organic sales" as the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition, (2) net sales attributable to disposed businesses or discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period's foreign currency exchange rates.

Adjusted Operating Income (Loss) and Margin

Adjusted operating income (loss) is computed by excluding the following items from operating income:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Impairment related charges and other costs. These adjustments include charges related to goodwill and intangible asset impairments. Other costs include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, lease and contract termination costs, and related professional service costs associated with specific restructuring initiatives. The Company is continually seeking to take actions that could enhance its efficiency; consequently restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, and as such may not be indicative of past and future performance of the Company. Other costs also include legal settlements, executive separation costs, and changes in accounting principle recorded within the period. Beginning in the second quarter of 2022, this category includes costs related to the recent investigation and associated remediation activities which primarily include legal, accounting and other professional service fees, as well as turnover and other employee-related costs.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company.

(4) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations, and equity-method investments. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

Adjusted operating margin is calculated by dividing adjusted operating income by net sales.

Adjusted Net Income (Loss)

Adjusted net income (loss) consists of the reported net income (loss) in accordance with US GAAP, adjusted to exclude the items identified above, the related income tax impacts, and discrete income tax adjustments such as: final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.

These adjustments are irregular in timing, and the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted Earnings (Loss) Per Diluted Share

Adjusted earnings (loss) (EPS) per diluted share is computed by dividing adjusted earnings (losses) attributable to Dentsply Sirona shareholders by the diluted weighted average number of common shares outstanding.

Adjusted EBITDA

Adjusted EBITDA is computed by excluding interest, income tax expense, depreciation and amortization, as well as the adjustments described above for computing Adjusted Operating Income.

Adjusted Free Cash Flow Conversion

The Company defines adjusted free cash flow as net cash provided by operating activities minus capital expenditures during the same period, and adjusted free cash flow conversion is defined as that number divided by adjusted net income (loss). Management believes that this Non-GAAP measure is important for use in evaluating the Company’s financial performance as it measures our ability to efficiently generate cash from our business operations relative to earnings. It should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended December 31, 2022				Q4 2022 Change				Three Months Ended December 31, 2021
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$369	$376	$238	$983	(3.9%)	(14.1%)	(15.7%)	(10.9%)	$386	$436	$281	$1,103
Foreign exchange impact					(2.2%)	(10.9%)	(12.7%)	(8.3%)
Organic sales					(1.7%)	(3.2%)	(3.0%)	(2.6%)
Percentages are based on actual values and may not recalculate due to rounding.

	Year Ended December 31, 2022				2022 Change				Year Ended December 31, 2021
(in millions, except percentages)	US	Europe	ROW	Total	US	Europe	ROW	Total	US	Europe	ROW	Total

Net sales	$1,392	$1,559	$971	$3,922	(5.9%)	(6.9%)	(9.8%)	(7.3%)	$1,480	$1,675	$1,076	$4,231
Foreign exchange impact					(1.4%)	(9.8%)	(9.6%)	(6.8%)
Acquisitions					0.2%	—%	—%	0.1%
Divestitures and discontinued products					(0.1%)	(0.1%)	(0.1%)	(0.1%)
Organic sales					(4.6%)	3.0%	(0.1%)	(0.5%)
Percentages are based on actual values and may not recalculate due to rounding.

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended December 31, 2022			Q4 2022 Change			Three Months Ended December 31, 2021
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$602	$381	$983	(11.6%)	(9.9%)	(10.9%)	$680	$423	$1,103
Foreign exchange impact				(9.4%)	(6.5%)	(8.3%)
Organic sales				(2.2%)	(3.4%)	(2.6%)
Percentages are based on actual values and may not recalculate due to rounding.

	Year Ended December 31, 2022			2022 Change			Year Ended December 31, 2021
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$2,318	$1,604	$3,922	(7.4%)	(7.1%)	(7.3%)	$2,504	$1,727	$4,231
Foreign exchange impact				(7.9%)	(5.2%)	(6.8%)
Acquisitions				0.1%	—%	0.1%
Divestitures and discontinued products				—%	(0.2%)	(0.1%)
Organic sales				0.4%	(1.7%)	(0.5%)
Percentages are based on actual values and may not recalculate due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the three months ended December 31, 2022, a reconciliation of select items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended December 31, 2022	Amortization of Purchased Intangible Assets	Impairment Related Charges and Other Costs (a)	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended December 31, 2022

NET SALES	$983	—	—	—	—			$—	$983
GROSS PROFIT	517	29	6	—	—			35	552
% OF NET SALES	52.6%								56.2%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	402	(21)	(23)	(3)	—			(47)	355
% OF NET SALES	40.9%								36.1%
RESEARCH AND DEVELOPMENT EXPENSES	43	—	—	—	—			—	43
INTANGIBLE ASSET IMPAIRMENT AND OTHER COSTS	7	—	(7)	—	—			(7)	—
OPERATING INCOME	65	50	36	3	—	—	—	89	154
% OF NET SALES	6.6%								15.7%
OTHER INCOME AND EXPENSE	57	—	—	(3)	(23)			(26)	31
INCOME BEFORE INCOME TAXES	8	50	36	6	23			115	123
PROVISION FOR INCOME TAXES	23					23	(22)	1	24
% OF PRE-TAX INCOME	278.7%								19.7%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	—							—	—
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$(15)							$114	$99
% OF NET SALES	(1.6)%								10.1%
EARNINGS PER SHARE - DILUTED	$(0.07)							$0.53	$0.46

Shares used in calculating diluted US GAAP net loss per share									$215.1
Shares used in calculating diluted non-US GAAP net income per share									$215.5
Percentages are based on actual values and may not recalculate due to rounding.
(a) Other Costs includes $16 million in costs related to the internal investigation comprised of $12 million in professional service fees, and $4 million in turnover and other employee related SG&A expenses.

For the three months ended December 31, 2022, the following table presents the details of the "Impairment Related Charges and Other Costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Impairments	Costs Related to Restructuring Plans	Professional Services Costs	Incentive Compensation	Other	Total

Cost of products sold	$—	$—	$—	$—	$6	$6
Selling, general, and administrative expenses	—	1	18	4	—	23
Intangible asset impairment and other costs	6	1	—	—	—	7
Total	$6	$2	$18	$4	$6	$36

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the three months ended December 31, 2021, a reconciliation of select items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended December 31, 2021	Amortization of Purchased Intangible Assets	Impairment Related Charges and Other Costs (a)	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended December 31, 2021

NET SALES	$1,103	—	—	—	—			$—	$1,103
GROSS PROFIT	604	33	—	1	—			34	638
% OF NET SALES	54.7%								57.8%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	377	(23)	—	—	—			(23)	354
% OF NET SALES	33.3%								32.1%
RESEARCH AND DEVELOPMENT EXPENSES	49	—	—	—	—			—	49
INTANGIBLE ASSET IMPAIRMENT AND OTHER COSTS	6	—	(6)	—	—			(6)	—
OPERATING INCOME	172	56	6	1	—			63	235
% OF NET SALES	15.6%								21.3%
OTHER INCOME AND EXPENSE	16	—	—	1	(14)			(13)	3
INCOME BEFORE INCOME TAXES	156	56	6	—	14			76	232
PROVISION FOR INCOME TAXES	37					19	(5)	14	51
% OF PRE-TAX INCOME	23.7%								21.8%
LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	—							—	—
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$119							$62	$181
% OF NET SALES	10.8%								16.4%
EARNINGS PER SHARE - DILUTED	$0.54							$0.29	$0.83
Percentages are based on actual values and may not recalculate due to rounding.

For the three months ended December 31, 2021, the following table presents the details of the "Impairment Related Charges and Other Costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Costs Related to Restructuring Plans	Other	Total

Intangible asset impairment and other costs	$5	$1	$6
Total	$5	$1	$6

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the year ended December 31, 2022, a reconciliation of select items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Twelve Months Ended December 31, 2022	Amortization of Purchased Intangible Assets	Impairment Related Charges and Other Costs (a)	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Twelve Months Ended December 31, 2022

NET SALES	$3,922	—	—	—	—			$—	$3,922
GROSS PROFIT	2,127	121	7	1	—			129	2,256
% OF NET SALES	54.2%								57.5%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	1,589	(88)	(70)	(5)	—			(163)	1,426
% OF NET SALES	40.5%								36.4%
RESEARCH AND DEVELOPMENT EXPENSES	174	—	(1)	—	—			(1)	173
GOODWILL IMPAIRMENT	1,187	—	(1,187)	—	—			(1,187)	—
INTANGIBLE ASSET IMPAIRMENT AND OTHER COSTS	114	—	(114)	—	—			(114)	—
OPERATING (LOSS) INCOME	(937)	209	1,379	6	—	—	—	1,594	657
% OF NET SALES	(23.9%)								16.8%
OTHER INCOME AND EXPENSE	118	—	—	(3)	(43)			(46)	72
(LOSS) INCOME BEFORE INCOME TAXES	(1,055)	209	1,379	9	43	—	—	1,640	585
(BENEFIT) PROVISION FOR INCOME TAXES	(105)					271	(33)	238	133
% OF PRE-TAX INCOME	9.9%								22.7%
LESS: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	—							—	—
NET (LOSS) INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$(950)							$1,402	$452
% OF NET SALES	(24.2%)								11.5%
(LOSS) EARNINGS PER SHARE - DILUTED	$(4.41)							$6.50	$2.09

Shares used in calculating diluted US GAAP net loss per share									215.5
Shares used in calculating diluted non-US GAAP net income per share									215.9
Percentages are based on actual values and may not recalculate due to rounding.
(a) Other Costs includes $61 million in costs related to the internal investigation comprised of $31 million in professional service fees, and $30 million in turnover and other employee related SG&A expenses.

For the year ended December 31, 2022, the following table presents the details of the "Impairment Related Charges and Other Costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Impairments	Severance Costs Related to Executives	Costs Related to Restructuring Plans	Professional Services Costs	Incentive Compensation	Other	Total

Cost of products sold	$—	$—	$—	$—	$1	$6	$7
Selling, general, and administrative expenses	—	18	—	39	11	2	70
Goodwill impairment	1,187	—	—	—	—	—	1,187
Research and Development	—	—	—	—	—	1	1
Intangible asset impairment and other costs	100	—	13	—	—	1	114
Total	$1,287	$18	$13	$39	$12	$10	$1,379

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except per share amounts and percentages)
(unaudited)

For the year ended December 31, 2021, a reconciliation of select items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Twelve Months Ended December 31, 2021	Amortization of Purchased Intangible Assets	Impairment Related Charges and Other Costs (a)	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Twelve Months Ended December 31, 2021

NET SALES	$4,231	—	—	—	—			$—	$4,231
GROSS PROFIT	2,347	131	(6)	3	—			128	2,475
% OF NET SALES	55.5%								58.5%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	1,551	(91)	(3)	(11)	—			(105)	1,446
% OF NET SALES	36.6%								34.2%
RESEARCH AND DEVELOPMENT EXPENSES	171	—	—	—	—			—	171
INTANGIBLE ASSET IMPAIRMENT AND OTHER COSTS	17	—	(17)	—	—			(17)	—
OPERATING INCOME	608	222	14	14	—			250	858
% OF NET SALES	14.4%								20.3%
OTHER INCOME AND EXPENSE	63	—	—	11	(21)			(10)	53
INCOME BEFORE INCOME TAXES	545	222	14	3	21			260	805
PROVISION FOR INCOME TAXES	134					65	(15)	50	184
% OF PRE-TAX INCOME	24.6%								22.9%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	—							—	—
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$411							$210	$621
% OF NET SALES	9.7%								14.7%
EARNINGS PER SHARE - DILUTED	$1.87							$0.95	$2.82
Percentages are based on actual values and may not recalculate due to rounding.

For the year ended December 31, 2021, the following table presents the details of the "Impairment Related Charges and Other Costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Severance Costs Related to Executives	Costs Related to Restructuring Plans	Professional Services Costs	Other	Total

Cost of products sold	$—	$(3)	$—	$(3)	$(6)
Selling, general, and administrative expenses	(1)	1	2	1	3
Intangible asset impairment and other costs	—	21	—	(4)	17
Total	$(1)	$19	$2	$(6)	$14

A reconciliation of as reported GAAP net income to Adjusted EBITDA for the three ended December 31, 2022 and 2021 is as follows:

(in millions)	2022	2021

GAAP net (loss) income	$(15)	$119
Interest expense, net	19	12
Income tax expense	23	37
Depreciation(1)	28	29
Amortization of purchased intangible assets	50	56
Impairment related costs and other costs	36	6
Business combination related costs and fair value adjustments	6	—
Fair value and credit risk adjustments	23	14
Adjusted EBITDA	$170	$273
(1) Excludes those depreciation related amounts which were included as part of the business combination related adjustments below.

A reconciliation of as reported GAAP net income to Adjusted EBITDA for the year ended December 31, 2022 and 2021 is as follows:

(in millions)	2022	2021

GAAP net (loss) income	$(950)	$411
Interest expense, net	60	55
Income tax expense	(105)	134
Depreciation(1)	116	118
Amortization of purchased intangible assets	209	222
Impairment related costs and other costs	1,379	14
Business combination related costs and fair value adjustments	9	3
Fair value and credit risk adjustments	43	21
Adjusted EBITDA	$761	$978
(1) Excludes those depreciation related amounts which were included as part of the business combination related adjustments below.

A reconciliation of adjusted free cash flow conversion for the three months ended December 31, 2022 and 2021 is as follows:

(in millions, except percentages)	2022	2021

Net cash provided by operating activities	$142	$222
Capital Expenditures	(32)	(41)
Adjusted free cash flow	110	181

Adjusted net income	$99	$181
Adjusted free cash flow conversion	110%	100%

A reconciliation of adjusted free cash flow conversion for the year ended December 31, 2022 and 2021 is as follows:

(in millions, except percentages)	2022	2021

Net cash provided by operating activities	$517	$657
Capital Expenditures	(149)	(142)
Adjusted free cash flow	368	515

Adjusted net income	$452	$621
Adjusted free cash flow conversion	81%	83%